Exhibit 99.1

Corporate Contact:

Shaul Menachem
Chief Executive Officer
Limco-Piedmont Inc.
918-445-4300

LIMCO-PIEDMONT ANNOUNCES A CHANGE IN CONTROL OF ITS PARENT COMPANY, TAT TECHNOLOGIES LTD.

Tulsa, Oklahoma, November 14, 2007 -- Limco-Piedmont Inc. (Nasdaq: LIMC) today announced that it has been informed that Isal Amelet Investments (1994) Ltd. (“Isal”) has entered into agreements to acquire a controlling interest in its parent company, Tat Technologies Ltd., a public company traded on The NASDAQ Capital Market and Tel Aviv Stock Exchange (“TASE”) and the owner of approximately 61.7% of Limco-Piedmont’s outstanding shares.

Isal has entered into agreements with the major shareholders of Tat Industries Ltd., a public company also traded on the TASE and the owner of 47.7% of the shares of Tat Technologies Ltd., to acquire a controlling interest in that company. Under the agreements, Mr. Shlomo Ostersetzer, the chairman of the board of directors of our parent company, agreed to sell to Isal his entire beneficial ownership interest in Tat Industries. Mr. Dov Zeelim, the chairman of our board of directors, agreed to sell to Isal 50% of his beneficial ownership in Tat Industries. The agreement between Isal and Mr. Zeelim also provides for a mutual call and put option for the sale of his remaining beneficial ownership in Tat Industries, exercisable after January 1, 2010. Mr. Zeelim also agreed to sell to Isal his entire beneficial ownership interest in our parent company (45,000 ordinary shares or approximately 0.69% of its outstanding shares).

In addition, FIMI Opportunity Fund, through its affiliate Ta-Top Limited Partnership, agreed to sell 600,000 ordinary shares of our parent company beneficially held by it (approximately 9.2% of Tat Technologies outstanding shares). The agreement between Isal and FIMI also provides for a mutual call and put option exercisable after one year with respect to the remaining 241,443 ordinary shares of our parent company beneficially held by FIMI (approximately 3.7% of Tat Technologies outstanding shares). Mr. Gillon Beck, a director of our company, is a partner in FIMI.

The agreements are subject to regulatory approvals and other closing conditions.

About Limco -Piedmont Inc.

Limco-Piedmont Inc. provides maintenance, repair and overhaul, or MRO, services and parts supply services to the aerospace industry. Limco-Piedmont’s four Federal Aviation Administration certified repair stations provide aircraft component MRO services for airlines, air cargo carriers, maintenance service centers and the military. Limco-Piedmont specializes in MRO services for components of aircraft, such as heat transfer components, auxiliary power units, propellers, landing gear and pneumatic ducting. In conjunction with Limco-Piedmont’s MRO services, Limco-Piedmont is also an original equipment manufacturer of heat transfer equipment for airplane manufacturers and other related products. Limco-Piedmont’s parts services division offers inventory management and parts services for commercial, regional and charter airlines and business aircraft owners.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, general business conditions in the airline industry, changes in demand for our services and products, the timing and amount or cancellation of orders, the price and continuity of supply of component parts used in our operations, and other risks detailed from time to time in Limco-Piedmont’s filings with the Securities Exchange Commission, including its Quarterly Report on Form 10-Q. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.